                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to its changed method of accounting for the impairment or disposal of long-lived assets in 2002 and derivative instruments and hedging activities in 2001), appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 2002 in the following registration statements:



                                                          REGISTRATION
FORM                                                         NUMBER
Form S-3                                                    333-99345
Form S-8                                                    333-66409
Form S-8                                                    333-42509

Detroit, Michigan
March 24, 2003





















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